Exhibit 99.1

Globus Medical Reports Third Quarter 2022 Results

AUDUBON, PA, November 8, 2022: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended September 30, 2022.

•	Worldwide net sales were $254.1 million, an increase of 10.6%, or 12.6% on a constant currency basis
•	GAAP net income for the quarter was $47.4 million
•	GAAP diluted earnings per share (“EPS”) was $0.47 and non-GAAP diluted EPS was $0.50
•	Non-GAAP adjusted EBITDA was $82.8 million, or 32.6% of net sales

“Our third quarter sales grew 12.6% on a constant currency basis, as we continue to make market share gains by providing industry leading innovative solutions in spine care,” commented Dan Scavilla, President and CEO.  “Our U.S. Spine business grew an impressive 9.0%, which is evidence of our ability to hold the share gains we’ve made in the past several years, while also continuing to take new share across the U.S. market.  International Spine sales increased by 11.1% on an as-reported basis, and 24.8% on  a  constant currency basis as we continue to increase our brand recognition on the global healthcare stage.    Enabling Technologies grew 19.0% to $24.1 million, driven by continued robotic system demand and new interest in our Excelsius3D™  imaging system. Globus Medical remains well positioned to continue providing innovative procedural solutions to help patients with musculoskeletal disorders.”

Worldwide net sales for the third quarter of 2022 were $254.1 million, an as-reported increase of 10.6% over the third quarter of 2021, and an increase of 12.6% on a constant currency basis.   U.S. net sales for the third quarter of 2022 increased by 9.5% compared to the third quarter of 2021. International net sales increased by 17.7% over the third quarter of 2021 on an as-reported basis, and an increase of 31.8% on a constant currency basis.

GAAP net income for the third quarter of 2022 was $47.4 million, an increase of 0.5% over the same period in the prior year. Diluted EPS for the third quarter was $0.47, compared to $0.45 for the third quarter of 2021.  Non-GAAP diluted EPS for the third quarter of 2022 was in line with the same period in the prior year at $0.50,  and includes current period non-operating headwinds related to a higher effective tax rate and unfavorable currency fluctuations.

Net cash provided by operating activities was $32.9 million, and non-GAAP free cash flow was $20.9 million for the third quarter of 2022. The Company remains debt free.

2022 Annual Guidance

The Company today reaffirmed its full year 2022 guidance of $1.025 billion in net sales and decreased full year 2022 guidance for non-GAAP diluted earnings per share to $2.03 from $2.10 to account for the impact of unfavorable currency fluctuations and a higher effective tax rate.

Conference Call Information

Globus Medical will hold a teleconference to discuss its third quarter 2022 results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at https://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, and acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended September  30, 2022 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends.  Additionally, for the period ended September  30, 2022 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2022	2021	2022	2021
Net sales	$254,148	$229,721	$748,345	$708,081
Cost of goods sold	65,497	58,554	193,134	177,427
Gross profit	188,651	171,167	555,211	530,654

Operating expenses:
Research and development	18,701	15,853	53,508	46,324
Selling, general and administrative	106,576	96,444	314,042	301,589
Provision for litigation	—	605	2,341	511
Amortization of intangibles	4,324	4,573	13,229	13,970
Acquisition related costs	(652)	363	(1,832)	14,507
Total operating expenses	128,949	117,838	381,288	376,901

Operating income/(loss)	59,702	53,329	173,923	153,753

Other income/(expense), net
Interest income/(expense), net	3,899	2,105	8,918	7,358
Foreign currency transaction gain/(loss)	(2,210)	(898)	(3,708)	(969)
Other income/(expense)	74	(84)	1,770	437
Total other income/(expense), net	1,763	1,123	6,980	6,826

Income/(loss) before income taxes	61,465	54,452	180,903	160,579
Income tax provision	14,034	7,241	40,799	26,494

Net income/(loss)	$47,431	$47,211	$140,104	$134,085

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	(4,380)	(991)	(18,239)	(3,431)
Foreign currency translation gain/(loss)	(2,478)	(491)	(7,215)	(3,578)
Total other comprehensive income/(loss), net of tax	(6,858)	(1,482)	(25,454)	(7,009)
Comprehensive income/(loss)	$40,573	$45,729	$114,650	$127,076

Earnings per share:
Basic	$0.48	$0.47	$1.39	$1.33
Diluted	$0.47	$0.45	$1.36	$1.30
Weighted average shares outstanding:
Basic	99,652	101,104	100,638	100,477
Diluted	101,417	104,418	102,789	103,430

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(In thousands, except share and per share values)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$134,223	$193,069
Short-term marketable securities	271,063	250,378
Accounts receivable, net of allowances of $4,284 and $4,962, respectively	206,307	164,436
Inventories	282,408	237,001
Prepaid expenses and other current assets	23,803	18,417
Income taxes receivable	2,197	1,215
Total current assets	920,001	864,516
Property and equipment, net of accumulated depreciation of $332,917 and $305,575, respectively	236,342	221,076
Long-term marketable securities	503,965	562,475
Intangible assets, net	54,057	68,660
Goodwill	181,774	179,708
Other assets	35,654	36,334
Deferred income taxes	44,719	24,494
Total assets	$1,976,512	$1,957,263

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$31,971	$21,955
Accrued expenses	88,361	91,168
Income taxes payable	1,308	1,046
Business acquisition liabilities	11,329	11,770
Deferred revenue	12,286	12,025
Payable to broker	—	2,200
Total current liabilities	145,255	140,164
Business acquisition liabilities, net of current portion	52,965	58,755
Deferred income taxes	1,578	4,314
Other liabilities	12,603	12,642
Total liabilities	212,401	215,875

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 77,401,459 and 79,113,916 shares at September 30, 2022 and December 31, 2021, respectively	77	79
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at September 30, 2022 and December 31, 2021, respectively	22	22
Additional paid-in capital	606,352	553,787
Accumulated other comprehensive income/(loss)	(32,226)	(6,772)
Retained earnings	1,189,886	1,194,272
Total equity	1,764,111	1,741,388
Total liabilities and equity	$1,976,512	$1,957,263

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2022	2021
Cash flows from operating activities:
Net income	$140,104	$134,085
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,342	53,038
Amortization of premium (discount) on marketable securities	4,446	1,763
Write-down for excess and obsolete inventories, net	5,890	5,570
Stock-based compensation expense	24,303	22,781
Allowance for doubtful accounts	(396)	883
Change in fair value of business acquisition liabilities	(2,043)	14,336
Change in deferred income taxes	(17,014)	(3,131)
(Gain)/loss on disposal of assets, net	241	383
Payment of business acquisition related liabilities	(2,021)	—
(Increase)/decrease in:
Accounts receivable	(46,200)	(19,928)
Inventories	(48,650)	(9,161)
Prepaid expenses and other assets	(6,866)	(794)
Increase/(decrease) in:
Accounts payable	10,407	2,521
Accrued expenses and other liabilities	1,660	7,500
Income taxes payable/receivable	(710)	(9,825)
Net cash provided by/(used in) operating activities	114,493	200,021
Cash flows from investing activities:
Purchases of marketable securities	(322,100)	(347,057)
Maturities of marketable securities	239,126	171,886
Sales of marketable securities	89,978	82,882
Purchases of property and equipment	(55,707)	(39,853)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(1,175)	—
Net cash provided by/(used in) investing activities	(49,878)	(132,142)
Cash flows from financing activities:
Payment of business acquisition liabilities	(5,288)	(4,763)
Proceeds from exercise of stock options	26,228	59,933
Repurchase of common stock	(144,493)	—
Net cash provided by/(used in) financing activities	(123,553)	55,170
Effect of foreign exchange rates on cash	92	(570)
Net increase/(decrease) in cash and cash equivalents	(58,846)	122,479
Cash and cash equivalents at beginning of period	193,069	239,397
Cash and cash equivalents at end of period	$134,223	$361,876
Supplemental disclosures of cash flow information:
Income taxes paid	$58,301	$39,450
Purchases of property and equipment included in accounts payable and accrued expenses	$5,341	$3,491

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021
Musculoskeletal Solutions	$230,060	$209,478	$681,704	$652,157
Enabling Technologies	24,088	20,243	66,641	55,924
Total net sales	$254,148	$229,721	$748,345	$708,081

Liquidity and Capital Resources:

	September 30,	December 31,
(In thousands)	2022	2021
Cash and cash equivalents	$134,223	$193,069
Short-term marketable securities	271,063	250,378
Long-term marketable securities	503,965	562,475
Total cash, cash equivalents and marketable securities	$909,251	$1,005,922

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except percentages)	2022	2021	2022	2021
Net income/(loss)	$47,431	$47,211	$140,104	$134,085
Interest (income)/expense, net	(3,899)	(2,105)	(8,918)	(7,358)
Provision for income taxes	14,034	7,241	40,799	26,494
Depreciation and amortization	17,578	16,751	51,342	53,038
EBITDA	75,144	69,098	223,327	206,259
Stock-based compensation expense	8,314	7,451	24,303	22,781
Provision for litigation	—	605	2,341	511
Acquisition related costs/licensing	(652)	1,181	(938)	16,688
Adjusted EBITDA	$82,806	$78,335	$249,033	$246,239

Net income/(loss) as a percentage of net sales	18.7%	20.6%	18.7%	18.9%
Adjusted EBITDA as a percentage of net sales	32.6%	34.1%	33.3%	34.8%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021
Net income/(loss)	$47,431	$47,211	$140,104	$134,085
Provision for litigation	—	605	2,341	511
Amortization of intangibles	4,324	4,573	13,229	13,970
Acquisition related costs/licensing	(652)	1,181	(938)	16,688
Tax effect of adjusting items	(839)	(846)	(3,280)	(4,906)
Non-GAAP net income/(loss)	$50,264	$52,724	$151,456	$160,348

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021
Diluted earnings per share, as reported	$0.47	$0.45	$1.36	$1.30
Provision for litigation	—	—	0.02	—
Amortization of intangibles	0.04	0.05	0.13	0.14
Acquisition related costs/licensing	(0.01)	0.01	(0.01)	0.16
Tax effect of adjusting items	(0.01)	(0.01)	(0.03)	(0.05)
Non-GAAP diluted earnings per share	$0.50	$0.50	$1.47	$1.55

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$32,920	$77,262	$114,493	$200,021
Purchases of property and equipment	(11,983)	(17,795)	(55,707)	(39,853)
Free cash flow	$20,937	$59,467	$58,786	$160,168

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2022	2021	Growth	Period Net Sales	Growth
United States	$217,024	$198,172	9.5%	$—	9.5%
International	37,124	31,549	17.7%	(4,445)	31.8%
Total net sales	$254,148	$229,721	10.6%	$(4,445)	12.6%

	Nine Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2022	2021	Growth	Period Net Sales	Growth
United States	$638,707	$606,608	5.3%	$—	5.3%
International	109,638	101,473	8.0%	(9,283)	17.2%
Total net sales	$748,345	$708,081	5.7%	$(9,283)	7.0%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com